Exhibit 5.1

780 NORTH WATER STREET MILWAUKEE, WISCONSIN 53202-3590 Tel 414-273-3500 Fax 414-273-5198 www.GKLAW.COM

November 24, 2015

Duluth Holdings Inc.

170 Countryside Drive

Belleville, Wisconsin 53508

RE:

Registration Statement on Form S-8 of Duluth Holdings Inc.

Ladies and Gentlemen:

We have acted as your counsel in connection with the issuance by Duluth Holdings Inc., a Wisconsin corporation (the “Company”), of up to 1,614,631 shares of the Company’s Class B common stock, no par value per share (the “Shares”) pursuant to the 2015 Equity Incentive Plan of Duluth Holdings Inc. (the “Plan”), as described in the Company’s prospectus relating to the Plan dated November 24, 2015 (the “Prospectus”) in connection with the Company’s Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on November 24, 2015 (the “Registration Statement”).

We have examined: (a) the Plan, the Prospectus and the Registration Statement, (b) the Company’s Articles of Incorporation and Bylaws, each as amended and restated to date, (c) certain resolutions of the Company’s Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.

November 24, 2015

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.